Exhibit 99.2
SEZ Holding AG and Subsidiaries
Independent Auditors’ Report

Consolidated Income Statement for the year ended December 31, 2007

Consolidated Balance Sheet as of December 31, 2007

Consolidated Statement of Changes in Shareholders’ Equity for the year ended December 31, 2007

Consolidated Statement of Recognized Income and Expense for the year ended December 31, 2007

Consolidated Statement of Cash Flows for the year ended December 31, 2007

Notes to the Consolidated Financial Statements

Independent Auditors’ Report
The Board of Directors
SEZ Holding AG:
We have audited the accompanying consolidated balance sheet of SEZ Holding AG and subsidiaries (“the Company”) as of December 31, 2007, and the related consolidated income statement, consolidated statement of changes in shareholders’ equity, consolidated statement of recognized income and expense, and consolidated statement of cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management and the Board of Directors. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
IAS 1 requires that financial statements be presented with comparative financial information. These consolidated financial statements have been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X. Accordingly no comparative financial information is presented.
In our opinion, except for the omission of comparative financial information as discussed in the preceding paragraph, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SEZ Holding AG and subsidiaries as of December 31, 2007, and the results of their operations and their cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
KPMG AG

/s/Herbert Bussmann	/s/Charles Errico
Herbert Bussmann	Charles Errico
Zurich, Switzerland
May 27, 2008

Consolidated Income Statement for the year ended December 31,

in CHF 1000	Notes	2007

Net sales	6	330,697
Cost of goods sold		(211,869)

Gross profit		118,828

Other income	7	441
Research and development expenses	9	(64,060)
Sales and marketing expenses		(24,192)
Administration expenses		(37,326)
Other expenses		(38)

Loss from operations		(6,347)

Financial income	10	11,560
Financial expenses	11	(7,245)

Loss before income taxes		(2,032)

Income taxes	12	(1,306)

Consolidated loss for equity holders of SEZ Holding AG		(3,338)

Basic loss per share in CHF		(0.20)
Diluted loss per share in CHF		(0.20)

Consolidated Balance Sheet as of December 31,

in CHF 1000	Notes	2007

Assets
Non-current assets
Property, plant and equipment	13	101,745
Intangible assets	13	17,771
Investments in associates	13	5
Other financial investments	13,14	2,714
Deferred tax assets	12,13	9,948

Total non-current assets		132,183

Current assets
Inventories and work in progress	15	87,394
Trade receivables	16	119,112
Other receivables	17	13,139
Financial investments	18	21,451
Cash and cash equivalents	19	197,925
Prepaid expenses and accrued income		875
Assets classified as held for sale	13	4,655

Total current assets		444,551

Total assets		576,734

Liabilities and equity
Equity
Share capital	20	16,802
Capital reserves		276,406
Treasury shares		(1,054)
Translation reserves		4,645
Retained earnings		140,320

Total equity attributable to equity holders of SEZ Holding AG		437,119

Liabilities
Non-current provisions	21	15,145
Non-current debt	22	54,931
Other non-current liabilities		117
Deferred tax liabilities	12	151

Total non-current liabilities		70,344

Trade payables		13,052
Current debt	22	6,377
Current income tax liabilities		4,104
Current provisions	23	8,197
Other current liabilities	24	34,894
Accrued expenses and deferred income		2,647

Total current liabilities		69,271

Total liabilities		139,615

Total liabilities and equity		576,734

Consolidated Statement of Changes in Shareholders’ Equity

			Retained earnings			Total
	Share	Capital	Earnings	Translation	Treasury	shareholders’
in CHF 1000	capital	reserves		reserve	shares	equity

As of January 1, 2007	16,787	276,019	152,127	(342)		444,591
Actuarial gains (losses)			(73)			(73)
Currency translation differences				4,987		4,987

Net income and expense recognized directly in equity			(73)	4,987		4,914

Consolidated net loss 2007			(3,338)			(3,338)

Total recognized income and expenses			(3,411)	4,987		1,576

Capital increase	15	379				394
Transaction costs related to capital increase		(6)				(6)
Treasury shares acquired		14			(1,054)	(1,040)
Dividends to equity holders			(8,396)			(8,396)

As of December 31, 2007	16,802	276,406	140,320	4,645	(1,054)	437,119

Consolidated Statement of Recognized Income and Expense for the year ended December 31,

in CHF 1000	Notes	2007

Foreign currency translation differences resulting from net investment approach		840
Related tax effect		(67)
Foreign currency translation differences		4,214

Total foreign currency translation differences		4,987

Actuarial (losses) on defined benefit plans	21	(95)
Related tax effect		22

Total actuarial (losses)		(73)

Net income and expense recognized directly in equity		4,914

Consolidated loss for equity holders of SEZ Holding AG		(3,338)

Total recognized income and expense		1,576

Consolidated Statement of Cash Flows for the year ended December 31,

in CHF 1000	Notes	2007

Loss before income taxes		(2,032)
Financial result		(4,315)
Depreciation of property, plant and equipment and amortization of intangible assets	13	28,522
Impairment of property, plant and equipment		1,883
Increase in provision for retirement benefits		912
Use of deferred subsidies		(1,678)
Loss (profit) on sale of non-current assets		38
Non-cash foreign exchange effects		3,002
Other non-cash income		(1,749)
Changes in
Inventories		19,048
Trade receivables		50,278
Other current assets		4,314
Trade payables		(14,877)
Other non-interest bearing liabilities		1,340
Interest paid		(1,826)
Income taxes paid		(3,899)

Cash flow from operating activities		78,961

Additions to
Property, plant and equipment and intangible assets	13	(18,699)
Other financial assets	13	(366)
Disposals of
Property, plant and equipment and intangible assets		533
Disposal of financial investments		11,308
Interest received		4,923

Cash flow from investing activities		(2,301)

Changes in treasury shares		(1,054)
Exercise of stock options		388
Dividends to equity holders		(8,396)
Issuance of debt		20,388
Repayment of debt		(25,792)
Principal payments under finance leases		(1,698)
Subsidies received for investing activities		294

Cash flow from financing activities		(15,870)

Translation adjustments on cash and cash equivalents		310

Net cash flow		61,100

Cash and cash equivalents, beginning of year		136,825

Cash and cash equivalents, end of year		197,925

Notes to the consolidated financial statements 2007
Accounting principles
Introduction
SEZ Holding AG is a Swiss corporation, domiciled at Leutschenbachstrasse 98 in Zurich. It is the holding company of SEZ Group, a global leading supplier of process equipment for microchip production. The SEZ Group operates, outside of Switzerland, primarily in the European Union countries, in North America and Asia and had 883 employees at the balance sheet date.
Basic principles
The consolidated financial statements of SEZ Holding AG have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The accounting principles are applied uniformly. The consolidated financial statements have been approved by the board of directors on May 27, 2008.
All standards of IASB and interpretations of International Financial Reporting Interpretations Committee (IFRIC) that have been effective at the time of the preparation of consolidated financial statements have been applied, except for IAS 1. IAS 1 requires that financial statements be presented with comparative financial information. These consolidated financial statements have been prepared solely for the purpose of meeting the requirements of the Securities and Exchange Commission Rule 3-05 of Regulation S-X. Accordingly, no comparative information is presented. The presentation currency of the Group is the Swiss Franc (CHF). Except for per share data, and unless otherwise indicated, the financial statements are presented in CHF 1000. Assets have been determined on the historical cost basis, with the exception of derivative financial instruments and financial assets that are classified as available for sale or held for trading; these are recorded at fair value.
Assumptions and management judgments
The preparation of the consolidated financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of income, expenses, assets, liabilities and contingent liabilities. The estimates and assumptions are reviewed on an ongoing basis. Changes in accounting estimates affect the current period or also future periods, depending on the issue. The estimates and assumptions are based on historical experience and other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates. Additionally, the application of the Group’s accounting policies may require management to make judgments that can have a significant effect on the amounts recognized in the consolidated financial statements. Management judgment is particularly required when assessing the substance of transactions that have a complex structure or legal form. The most significant estimates, assumptions and the key sources of estimation uncertainty are described below.

Property, plant and equipment, goodwill and intangible assets (note 13): The reported assets are reviewed annually for impairment. To assess if impairment exists, estimates are made of the expected future cash flows from the use of the asset and its eventual disposal. Actual cash flows can vary from these estimates. Different factors such as changes in use, reorganizations, technical reasons etc. could result in shortened useful lives or impairment.
Deferred tax assets (note 12): Deferred tax assets relating to the carry-forward of tax losses are recognized on an entity level to the extent that they can probably be offset or are set off against positive valuation differences. The estimation of the ability to offset is based on historical experience and the available and approved budgets. The effective ability to offset carry-forwarded tax losses in future periods depends strongly on the economic environment. Therefore, the ability to offset can be judged differently in following periods which could significantly affect the reported deferred tax assets.
Warranty provisions (note 23): Warranty provisions cover guarantee risks related to defective products. The calculation of these provisions is based on past experience. The calculation is reviewed annually for adequacy and is set per sold piece of equipment.
Changes in accounting principles
Effective from 1 January 2007, SEZ implemented the following revised and new standards that have been published by IASB (International Accounting Standards Board):
IFRS 7 “Financial Instruments: Disclosures” and Amendment to IAS 1 “Presentation of Financial Statements: Capital Disclosures” were applied for the first time. Furthermore, as of 1 January 2007 IFRIC 7 “Applying the Restatement Approach under IAS 29 Financial Reporting in Hyperinflationary Economies”, IFRIC 8 “Scope of IFRS 2 — Share-based payment”, IFRIC 9 “Reassessment of Embedded Derivatives” as well as IFRIC 10 “ Interim Financial Reporting and Impairment “ were also applied for the first time.
The new and revised standards and interpretations did not have any impact on the primary statements. The application of IFRS 7 and IAS 1 has resulted in additional disclosures on financial instruments and equity.
The other accounting policies have been applied unchanged.

New standards and interpretations not yet adopted
The following new and revised standards and interpretations have been issued by IASB until the date of approval of the consolidated financial statements by the board of directors. These are however not yet effective and are not applied early in these consolidated financial statements. The impact on the consolidated financial statements of SEZ has not yet been systematically evaluated. The expected impact, as disclosed below, only reflects a first assessment by Group management.

Date planned for
Standard/Interpretation		Effective date	adoption by SEZ
IFRIC 11 IFRS 2 — Group and Treasury Share Transactions	*	1 March 2007	Financial year 2008
IFRIC 12 — Service Concession Arrangements	*	1 January 2008	Financial year 2008
IFRIC 14 IAS 19 — the Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction	***	1 January 2008	Financial year 2008
IFRIC 13 — Customer Loyalty Programs	*	1 July 2008	Financial year 2009
IAS 1 revised — Presentation of Financial Statements	**	1 January 2009	Financial year 2009
IAS 23 revised — Borrowing Costs	*	1 January 2009	Financial year 2009
IFRS 8 — Operating Segments	**	1 January 2009	Financial year 2009
IFRS 3 revised — Business Combinations	***	1 July 2009	Financial year 2010
IAS 27 amended — Consolidated and separate financial statements	***	1 July 2009	Financial year 2010

*	No or no significant impacts are expected on the consolidated financial statements of SEZ.

**	It is expected that the consolidated financial statements of SEZ will mainly be affected by additional disclosures or changes in presentation.

***	The impacts on the consolidated financial statements of SEZ can not yet be determined with sufficient reliability.

Valuation and accounting principles
Scope and principles of consolidation
Scope of consolidation
Information regarding the scope of consolidation is listed under note 2 to the consolidated financial statements.
Principles of consolidation
The consolidated financial statements include the financial statements of SEZ Holding AG as well as its subsidiaries. A subsidiary is a Group company which SEZ Holding AG controls by holding (either directly or indirectly) more than 50% of the voting rights of the company. Under the full consolidation method all assets and liabilities as well as expenses and earnings of the Group companies are included effective from the date of takeover of control. Intercompany receivables and liabilities as well as Group internal expenses, income and cash flows are eliminated. Intercompany profits from deliveries between consolidated companies which are included in the inventories as of year-end, are eliminated.
Purchase method and accounting for goodwill
The capital consolidation is accounted for using the purchase method of accounting. The excess of the purchase price over the Group’s proportion of the fair value of the net assets (equity) of the purchased company is recorded as goodwill. According to IFRS 3 “Business Combinations”, goodwill from acquisitions is not systematically amortized, but is tested at least annually for impairment, or, when indicators for a potential impairment exist, earlier.
Equity method
Investments in associates where SEZ Holding AG holds, either directly or indirectly, 20 to 50 % of the voting rights are accounted for using the equity method and recorded as investments in associates. Under this method, the investment is initially recorded at cost, and is increased or decreased by the proportionate share of the associate’s profits or losses after the date of acquisition as well as by impairments. Dividends paid during the year reduce the carrying value of such investments.

Foreign currency transactions and translation
Transactions in foreign currencies are recorded using the spot rate at the date of transaction. Gains or losses arising on settlement of these transactions are recognized in the income statement. Monetary assets and liabilities denominated in currencies other than the respective subsidiary’s functional currency are translated at the exchange rate in effect at the balance sheet date. Any resulting gains or losses are recognized in the income statement. In accordance with the net investment approach in IAS 21, foreign currency gains and losses arising from non-current intragroup loans from SEZ Holding AG to group companies are recognized in equity, net of the related tax effect.
Balance sheets of Group companies prepared in foreign currencies are translated into Swiss Francs at the year-end rate (the current rate method). Income and cash flow statements of Group companies are translated at average exchange rates of the year. Differences resulting from the translation of the individual balance sheets and income statements are recorded in consolidated shareholders’ equity (translation reserve) without affecting the income statement.
Significant accounting and reporting policies
Historical cost concept
The consolidated financial statements are prepared on the historical cost basis, where positions are measured at purchase cost/ manufacturing cost or lower market value respectively. Financial assets classified as available for sale or held for trading purposes are recorded at fair value.
Balance sheet positions
Property, plant and equipment
Property, plant and equipment are stated at cost less accumulated depreciation and impairment. Proportionate production overheads are capitalized; however interest expense is not capitalized in the valuation of fixed assets manufactured by the Group. Depreciation is calculated on a straight-line basis over the estimated useful lives of the respective assets. The estimated useful lives of property, plant and equipment and their respective depreciation periods are:

Buildings	25 to 50 years
Production facilities and machinery	5 years
Prototypes and demo equipment	2 to 5 years
Other tools, plant and office equipment	4 to 10 years

Leasing property
Long-term leasing agreements, which effectively constitute assets purchased with long-term financing, are recorded as fixed assets at their purchase price and amortized over the lease term. The corresponding lease liabilities are included in long-term and short-term debt, according to their maturities. The initial lease term for buildings is approximately 15 years.
Investments in associates
Investments in associates include investments in entities accounted for using the equity method. These are mainly entities, over which SEZ Group holds 20% to 50% of the voting rights but does not exercise control.
Other financial investments
Other financial investments consist of minority interests with voting rights below 20% and other financial assets. The other financial assets are classified as available-for-sale and are recorded at fair value at the balance sheet date. Unrealized changes in fair value are recorded within equity and transferred to financial income / expenses when the available-for-sale financial assets are sold or impaired.
Intangible assets
Intangible assets consist mainly of purchased computer software and licenses, purchased patents as well as goodwill. Software, licenses and patents are accounted for at historical cost less accumulated amortization, calculated on a straight-line basis, and impairments. Software is amortized over the estimated useful life of 3 to 5 years and licenses are amortized on a straight-line basis over 4 to 10 years. Internally generated intangible assets, especially patents, are only capitalized in case criteria according to IAS 38 are fulfilled. Purchased patents are amortized on a straight-line basis over their estimated useful lives (maximum 17 years). Until December 31, 2004, goodwill was amortized on a straight-line basis over its estimated useful life (maximum 17 years). Since January 1, 2005, goodwill is not systematically amortized anymore. Goodwill is tested annually for impairment.
Inventories and work in progress
Inventories include finished goods, work in progress and demonstration tools that are designated for sale. They are reported at the lower of cost (purchase price or production cost) and market value (net realizable value). The cost of inventories is calculated using the weighted average method. Production costs include material cost, production department costs and proportionate factory overheads. Inventories with long turnover periods, as well as obsolete goods, are written down. Unrealized intercompany profits on inventories are eliminated from the income statement in consolidation. Demonstration tools, which are not designated for sale, are included in non-current assets.

Receivables
Receivables are disclosed at nominal values less individually calculated bad debt allowances to arrive at their recoverable amounts.
The bad debt allowances consist of a specific loss component that relates to individually significant exposures, for which objective evidence exists, that the Group will not be able to collect them, and a collective loss component established for groups of similar assets in respect of losses that have been incurred but not yet identified. The collective loss allowance is determined based on historical data of payment statistics for similar financial assets.
When sufficient objective evidence exists, that a receivable is uncollectible, the receivable and the corresponding allowance for this receivable are derecognized.
Financial investments
Financial investments include marketable, readily realizable assets to be held for trading purposes. Purchases and sales are recorded as of the closing date, not as of the delivery date. These securities are recorded at fair value. Unrealized gains and losses are recorded in the income statement.
Cash and cash equivalents
Cash and cash equivalents include cash on hand, bank accounts and fixed-term deposits with original maturities of up to 90 days.
Non-current assets held for sale
Non-current assets are classified as held for sale when it is expected, that their carrying amount will be recovered primarily through sale rather than through continuing use. The asset must be available for immediate sale in its present condition and the sale must be highly probable in order to be classified as held for sale. Immediately before classification as held for sale, the assets are remeasured in accordance with the Group’s accounting policies. Thereafter the assets are measured at the lower of their carrying amount and fair value less cost to sell. Impairment losses on initial classification as held for sale and subsequent gains or losses on remeasurement are recognized in profit or loss.

Impairment of assets
Consideration is given at each balance sheet date to determine whether there is any indication of impairment of the carrying amounts of the Group’s assets. If any indicators exist, an asset’s recoverable amount is estimated. Impairment is recognized whenever the carrying amount of an asset exceeds the recoverable amount. The recoverable amount is the greater of the net selling price and the value in use. In assessing the value in use, the estimated future cash flows are discounted to their present value based on the average borrowing rate of the country where the assets are located, adjusted for risks specific to the asset.
Treasury shares
Treasury shares are deducted from consolidated shareholders’ equity at cost. Gains or losses arising from treasury share transactions are recorded directly in shareholders’ equity without impacting the income statement.
Provisions
Provisions are established for present obligations arising from past events, where the settlement thereof is expected to result in an outflow of economic benefits and a reliable estimate can be made of the amount of the obligation.
Liabilities
Non-current liabilities include those liabilities which are due and payable after one year from the balance sheet date. Current liabilities include those liabilities which are due and payable within one year from the balance sheet date. This also includes the short-term portion of long-term debt. All interest-bearing liabilities are recorded under debt. Interest bearing liabilities are recorded at cost (less transaction costs) using the effective interest rate method, where differences between cost and repayment value are amortized over the duration through the income statement.
Income statement positions
Revenue and income recognition
Sales from trading activities are recognized when all material benefits, risks and title restrictions have been transferred to the purchaser and there is no doubt regarding related revenues and costs. Expected costs related to the installation of goods, which have been factory tested and where revenue has been recognized, are accrued. Sales from services are recognized when the related work has been performed. Interest, dividends and other financial income are recognized in the income statement as earned.

Current income taxes and deferred taxes
Current income taxes are calculated on taxable profit. Deferred taxes are calculated using the “Balance Sheet Liability Method”. Deferred taxes are recognized on taxable and deductible temporary differences between the tax base of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred taxes on loss carry forwards and valuation differences are capitalized to the extent that their realization through future taxable gains is probable. Deferred taxes are calculated using local tax rates. No provisions for deferred taxes have been recorded for undistributed retained earnings of foreign subsidiaries if such retained earnings are considered to be permanently reinvested. Provisions for withholding taxes on planned dividend payments are accrued for if they are not recoverable.
Equity compensation plans — stock options
Through different equity compensation plans SEZ offers options to purchase SEZ Holding AG shares to members of the board of directors, the management board and key employees. Options granted prior to November 2002 are not in the scope of the recognition principles of IFRS 2. The exercise of these options is therefore recognized directly in equity. Generally IFRS 2 requires that the fair value of share-based compensation is determined and charged to net income on a straight-line basis over the vesting period. The fair value is recognized within personnel expenses and credited to equity (equity settlement). From time to time the company purchases own shares to cover the risk related to the issued options. The costs of these treasury shares are deducted from equity. Furthermore, there is conditional capital reserved for the Group’s employee stock option plan. Legal dues in connection with the exercise of options are recorded in the income statement at exercise date.
Employee benefits
Employees of the Group’s Austrian subsidiary are entitled to certain one-time benefits upon termination. These benefits are calculated based on the individual employee’s years of service and their salary level. Provisions for termination benefits are based on actuarial calculations and cover the Group’s expected termination benefit obligations. The employees of the Group’s Austrian subsidiary are also entitled to certain anniversary benefits depending on their years of employment. Appropriate provisions that have been recorded for these liabilities are based on actuarial calculations. The calculation of these defined benefit liabilities at the closing date and the corresponding expenses are based on the projected unit credit method. The expenses to establish the provision for termination benefits are charged to the income statement except for actuarial gains and losses, which are recognized directly in equity. Contributions to defined contribution plans are recorded in the income statement on an accrual basis.

Research and development costs
Research and development costs include wages and salaries, material costs, related overhead costs as well as depreciation and amortization of prototypes, demonstration tools and patents dedicated to research and development. Research and development costs are expensed as incurred as the IAS 38 conditions for capitalizing development costs have not been met.
Financial income, financial expenses
Interest income and interest expenses are recorded in the income statement, considering the effective interest rate method. Exchange profits and losses from transactions are recognized directly in the income statement in the period they occur.
Transfer prices
Intercompany sales are undertaken at arm’s length.
Derivative financial instruments
The SEZ Group occasionally secures foreign currency risks using derivative financial instruments, which are recorded at fair value in other receivables and liabilities. Unrealized gains or losses from these contracts, which are marked to market, are recorded in the financial result. SEZ does not apply hedge accounting.
Subsidies
Subsidies received for investing activities are initially recorded as liability in the financial statements as of the date of receipt. Such amounts are recognized as other operating income of the respective functional area over the estimated useful life of the underlying asset. Subsidies received for current expenses are also allocated to the functional area.

Notes to the consolidated financial statements 2007

1	Segment information
Segment disclosures are broken down into geographical regions according to the corporate organizational structure. The SEZ Group manufactures and distributes one product line.
Net sales to third parties by location of assets

in CHF 1000	2007

Europe	63,102
USA	23,975
Japan	46,380
Asia-Pacific	197,240

Total	330,697

Net sales to subsidiaries in other regions by location of assets

in CHF 1000	2007

Europe	213,514
USA	2,686
Japan	3,835
Asia-Pacific	6,543

Total	226,578

Net sales to third parties by location of customers

in CHF 1000	2007

Europe	31,292
USA	23,975
Japan	46,380
Asia-Pacific	229,050

Total	330,697

In the reporting year no individual customer accounted for more than 20 percent of consolidated net sales.

(Loss) profit from operations by location of assets

in CHF 1000	2007

Europe	14,253
USA	(3,108)
Japan	(9,304)
Asia-Pacific	166

Total allocated to segments	2,007

Not allocated to segments	(11,024)

Total before eliminations	(9,017)

Eliminations	2,670

Total	(6,347)

Assets

in CHF 1000	2007

Europe	304,996
USA	16,913
Japan	28,171
Asia-Pacific	121,787

Total allocated to segments	471,867

Not allocated to segments	622,724

Total before eliminations	1,094,591

Eliminations	(517,857)

Total assets	576,734

Investments in property, plant and equipment and intangible assets by location of assets

in CHF 1000	2007

Europe	17,915
USA	238
Japan	707
Asia-Pacific	2,977

Total allocated to segments	21,837

Not allocated to segments	2

Total investments in property, plant and equipment and intangible assets	21,839

Depreciation and impairment of non-current assets by location of assets

in CHF 1000	2007

Europe	23,781
USA	1,556
Japan	1,284
Asia-Pacific	2,253

Total depreciation allocated to segments	28,874

Japan	1,883

Total impairment allocated to segments	1,883

Total depreciation and impairment allocated to segments	30,757

Not allocated to segments	26

Total before eliminations	30,783

Eliminations	(377)

Total depreciation and impairment	30,406

Liabilities

in CHF 1000	12/31/2007

Europe	46,260
USA	2,764
Japan	9,139
Asia-Pacific	122,169

Total allocated to segments	180,332

Not allocated to segments	169,474

Total before eliminations	349,806

Eliminations	(210,191)

Total liabilities	139,615

Average number of employees

2007

Europe	542
USA	62
Japan	77
Asia-Pacific	199

Total	880

2	List of subsidiaries and associates

			Share capital
Subsidiaries	Domicile	Currency	12/31/2007	% ownership
SEZ Holding AG	Zurich,	CHF 1000	16,787		H
Activity: holding	Switzerland
SEZ Management GmbH	Villach, Austria	EUR 1000	35	100%	C
Activity: group management
SEZ AG	Villach, Austria	EUR 1000	4,094.4	100%	C
Activity: research and development, production, sales and service
SEZ America, Inc.	Phoenix, USA	USD 1000	21	100%	C
Activity: research and development, sales and service
SEZ Japan, Inc.	Tokyo, Japan	JPY 1000	350,000	100%	C
Activity: research and development, production, sales and service
SEZ Asia Pacific Pte. Ltd.	Singapore	SGD 1000	100	100%	C
Activity: Sales and holding company of subsidiaries in Asia-Pacific
SEZ Singapore Pte. Ltd.	Singapore	EUR 1000	25	100%	C
Activity: sales and service
SEZ Korea Ltd.	Seoul, Korea	KRW 1000	2,000,000	100%	C
Activity: sales and service
SEZ Taiwan Ltd.	Hsin Chu City, Taiwan	TWD 1000	126,000	100%	C
Activity: sales and service, research
SEZ China Co., Ltd	Shanghai, China	CNY 1000	2,483	100%	C
Activity: sales and service
SEZ d.o.o.	Šenčur, Slovenia	SIT 1000	2,100	100%	C
Activity: software development
SEZ Slovakia s.r.o.	Bratislava, Slovakia	SKK 1000	200	100%	C
Activity: sourcing and purchasing

H	Ultimate parent company (holding company)

C	Fully consolidated

3	Change in scope of consolidation
In the reporting year there were no changes in the scope of consolidation.

4	Exchange rates
The following foreign exchange rates were used to translate positions in the balance sheet, income statement and cash flow statement:

	Average rates	Year-end rates
	2007	12/31/2007
	CHF	CHF
1 EUR (Euro)	1.64259	1.65570
1 USD (US-American Dollar)	1.20011	1.12510
100 JPY (Japanese Yen)	1.01900	1.00300
100 TWD (Taiwanese Dollar)	3.65000	3.46700
100 KRW (Korean Won)	0.12900	0.12100
100 CNY (Chinese Yuan)	15.93600	15.38800
100 SKK (Slovakian Krone)	4.95700	4.93900

5	Acquisition of subsidiaries
In the reporting year no subsidiaries have been purchased.

6	Net sales
Net sales comprise:

in CHF 1000	2007

Equipment sales	301,432
Sales of spare parts	20,419
Product related services	8,217
Other	629

Total	330,697

7	Other income
Other income comprises:

in CHF 1000	2007

Insurance settlements	174
Rental income	88
Other	179

Total	441

8	Expense by nature
The following expenses by nature are presented in the income statement according to the cost of sales method.

in CHF 1000	2007

Material expenses	138,144

Personnel expenses
Wages and salaries	81,156
Employee benefit expenses	2,888
Other social expenses	14,067

Total	98,111

Expenses for depreciation and amortization
Amortization of other intangible assets	1,256
Depreciation of property, plant and equipment	27,267
Impairment on property, plant and equipment	1,883

Total	30,406

Other operating expenses
Marketing and promotion	19,006
Travel and transportation	15,131
Administration	16,991
Rent and maintenance	10,061
Change in allowances on trade receivables	(8)
Training expenses	1,303
Other external services	13,765
Other	4,339

Total	80,588

Total expenses by nature	347,249

Less received subsidies and government grants	(8,712)

Total expenses by nature after subsidies and grants	338,537

Included in wages and salaries are bonus payments to employees and member of the management board amounting to CHF 10,011,000. Note 30 provides information on the expenses from the issue of SEZ shares that were charged to equity. Detailed information on employee benefit expenses is included in note 22.
Administration expenses include costs and fees in connection with the acquisition of SEZ Holding AG by Lam Research Corporation in the amount of CHF 9,820,000.

9	Research and development expenses
SEZ Group has various internally generated patents and technologies in connection with its main product, the Spin-Processor. The Group constantly improves existing know-how and develops new patents and technologies. Research and development expenses reported in the income statement are decreased by subsidies received for investing activities and government grants of CHF 8,442,000.

10	Financial income

in CHF 1000	2007

Interest income	4,757
Dividend income	166
Gain on sale of financial assets held for trading	890
Currency translation differences from intercompany transactions	681
Unrealized gains on financial assets held for trading, and currency exchange gains	5,066

Total	11,560

11	Financial expenses

in CHF 1000	2007

Interest expenses	1,826
Loss on disposal of financial assets held for trading	936
Unrealized losses on financial assets held for trading, and currency exchange losses	4,483

Total	7,245

12	Income taxes

in CHF 1000	2007

Current income tax expense	1,334
Deferred taxes	75
Current taxes from prior periods	(103)

Total	1,306

Deferred taxes are calculated on the temporary differences between the carrying amount of assets and liabilities and their tax base using the “Balance Sheet Liability Method”.

Reconciliation of tax expense:

in CHF 1000	2007

Net result before income taxes	(2,032)
Taxes calculated on the pre-tax results of the taxable entities and average expected tax rates*	(1,547)

Tax effect of:
Income which is not taxable	(1,045)
Expenses which are not tax deductible	746
Deduction of foreign losses in connection with the group taxation in Austria	(348)
Unrecorded tax loss carry-forwards	2,731
Impairment of deferred tax asset	731
Capitalization of deferred taxes on losses from prior periods	(113)
Change in tax rates	(58)
Other effects	312
Taxes from prior periods	(103)

Tax expenses at the effective tax rate	1,306

*	The applicable expected tax rate for the Group is calculated based on the weighted average of the local tax rates as follows:

	Result		2007
	before	Average	Expected
in CHF 1000	taxes	tax rate	taxes

Consolidated profit	17,390	24,0%	4,167
Consolidated loss	(19,422)	29,4%	(5,714)
Net loss	(2,032)		(1,547)
The local applicable tax rates vary from 8 % to 41%.

As of December 31, 2007, the Group had tax loss carry forwards amounting to CHF 92,283,000, including losses incurred during the current period. Included are tax loss carry forwards of SEZ Holding AG in the amount of CHF 35,045,000, of SEZ America Inc. in the amount of CHF 15,348,000 and tax loss carry forwards of SEZ Japan Inc. in the amount of CHF 17,959,000, for which no deferred tax assets are recognized.
Also included is the tax loss carry forward of SEZ Management GmbH amounting to CHF 11,491,000, consisting of the tax loss carry forwards of SEZ America Inc. and SEZ Japan Inc., which can be utilized against future taxable profit in Austria according to local tax law. Because of the high probability of the future taxable profits a deferred tax asset in connection with this tax loss carry forward of CHF 11,491,000 has been recognized.
Additionally a deferred tax asset has been recognized in 2007 that relates to previous years’ losses of SEZ Holding AG, which relates to a change in the assessment of tax-free revenues.
In Austria the possibility to opt for group taxation has been introduced effective from the year 2005. Since 2005, SEZ Management GmbH, SEZ AG, SEZ America Inc. and SEZ Japan Inc. therefore form a tax group. In connection with this tax group, foreign losses can be offset against profits of the Austrian entity that is responsible for the group. In the reporting year, the positive tax effect from this group taxation was CHF 348 000, which is partly caused by the loss for the period of SEZ America Inc. amounting to CHF 1,392,000 that was offset against profits of SEZ Management GmbH.
In the current year the company made use of a tax free research grant in Austria amounting to CHF 3,892,000. In the income statement the research grant was deducted from the expenses for research and development.

Deferred taxes relate to the following consolidated balance sheet line items:

in CHF 1000	2007

Inventories	1,018
Provisions	3,766
Liabilities	180
Tax loss carry forwards	4,984

Total deferred tax assets	9,948

Financial investments	36
Other	115

Total deferred tax liabilities	151

Tax loss carry forwards that were not capitalized as deferred tax assets have following maturities and potential tax effects as of the balance sheet date:

	Tax loss	Potential		Potential	Net effect
2007	carry	future tax	Average	future tax	of future
in CHF 1000	forward	saving	tax rate	charge	tax relief

Maturity
1 year	0	0		(0)	0
2 years	0	0		(0)	0
3 years	0	0		(0)	0
4 years	32,057	3,145	10%	(0)	3,145
5 years	6,905	2,831	41%	(450)	2,381
6 years	751	308	41%	(188)	120
7 years	13,291	3,823	29%	(2,097)	1,726
Greater than 7 years	16,100	4,658	29%	(1,126)	3,532

Total	69,104	14,765		(3,861)	10,904

In connection with the group taxation in Austria, the use of losses of SEZ Japan Inc. and SEZ America Inc. that have occurred since the reporting year 2005 lead to a subsequent taxation of the asserted losses in the year of use. The tax rate for the subsequent taxation currently amounts to 25%. This results in a positive net effect for SEZ Group from the tax rate differences between Japan, USA and Austria.
Other non income related taxes of approximately CHF 1,404,000 are included in the income statement according to function.

13	Movement in non-current assets

in CHF 1000
At cost	At	Currency			Reclassification		At	At
Property, plant and	12/31/2006	translation				of assets	12/31/2007	12/31/2007
equipment	Gross	adjustments	Additions	(Disposals)	Transfers	held for sale	Gross	Net

Land and buildings	66,525	763	4,978	(426)	0	(7,483)	64,357	54,786
Leased Buildings	32,767	950	0	(602)	0	0	33,115	21,634
Machinery and production facilities	7,184	127	78	(2,377)	0	0	5,012	1,840
Prototypes	72,902	1,657	12,463	(4,920)	(3,895)	0	78,207	18,933
Tools, plant and office equipment	21,864	(246)	2,171	(1,843)	(1,420)	(5,037)	15,489	4,058
Prepayment and construction in progress	1,578	38	490	0	(1,612)	0	494	494

Total property, plant and equipment	202,820	3,289	20,180	(10,168)	(6,927)	(12,520)	196,674	101,745

Financial assets
Investments in affiliates	768	0	0	0	0	0	768	5
Other	2,448	(100)	366	0	0	0	2,714	2,714

Total financial assets	3,216	(100)	366	0	0	0	3,482	2,719

Intangible assets
Industrial property rights and similar rights and values, as well as licenses	13,948	272	1,659	0	0	0	15,879	2,392
Patents	12,606	308	0	0	0	0	12,914	8,292
Goodwill	6,966	121	0	0	0	0	7,087	7,087

Total intangible assets	33,520	701	1,659	0	0	0	35,880	17,771

Deferred Taxes	10,034	111	3,910	(4,107)	0	0	9,948	9,948

Total non-current assets	249,590	4,001	26,115	(14,275)	(6,927)	(12,520)	245,984	132,183

in CHF 1000
Accumulated depreciation	At	Currency				Reclassification		At
Property, plant and	12/31/2006	translation				of assets		12/31/2007
equipment	Gross	adjustments	Additions	(Disposals)	Transfer	held for sale	Impairment	Gross

Land and buildings	10,140	75	2,383	(426)	0	(3,236)	635	9,571
Leased Buildings	9,849	303	1,329	0	0	0	0	11,481
Machinery and production facilities	3,513	69	940	(1,439)	0	0	89	3,172
Prototypes	46,835	1,122	19,696	(4,920)	(3,566)	0	107	59,274
Tools, plant and office equipment	15,145	(158)	2,918	(1,843)	(1,364)	(4,319)	1,052	11,431

Total property, plant and equipment	85,482	1,411	27,266	(8,628)	(4,930)	(7,555)	1,883	94,929

Financial assets
Investments in affiliates	763	0	0	0	0	0	0	763

Total financial assets	763	0	0	0	0	0	0	763

Intangible assets
Industrial property rights and similar rights and values, as well as licenses	12,838	233	416	0	0	0	0	13,487
Patents	3,731	51	840	0	0	0	0	4,622

Total intangible assets	16,569	284	1,256	0	0	0	0	18,109

Total non-current assets	102,814	1,695	28,522	(8,628)	(4,930)	(7,555)	1,883	113,801

The position patents in the amount of CHF 8,292,000 result from the acquisition of L-Tech Corporation, a company that has developed and patented the Aerosonic drying and BMG copper plating technology. The position includes in particular the following two technologies:
–	The Aerosonic drying technology incorporates patented vapor less wafer drying, which is an available alternative to the prevailing IPA vapor dryers.

–	The BMG Copper plating process is addressing restrictions of conventional electroplating, e.g. limitations in the area of impurities and environmental impact.
On the basis of these two technologies, SEZ is currently working on new product developments. Patents from the acquisition of L-Tech Corporation are amortized on a straight line basis over expected useful life of 17 years and are subject to an annual impairment test. The book value of the patents from the acquisition of L-Tech Corporation includes accumulated amortization for 6 years as of December 31, 2007.
As per balance sheet date goodwill with a carrying amount of CHF 4,195,000 relates to the acquisition of L-Tech Corporation. This goodwill is tested for impairment annually together with the Aerosonic drying and BMG copper plating technology. The calculation of the recoverable amount is based on the forecasted sales for the period from 2008 to 2015 by using the Relief from Royalty method. In applying this method, the savings that result from the patents acquired with the entity are calculated, which would otherwise be payable in form of license fees for using these technologies in SEZ products. The expected economic life of the asset exceeds the period used in the calculation of the recoverable amount.
The sales included in the calculation are based on a significantly increasing proportion of the Aerosonic drying technology in SEZ products. The implementation of the BMG copper plating technology in SEZ products is expected in the foreseeable future. A pre-tax discount rate of 18% for the semiconductor industry is used in this calculation. The results do not indicate any impairment of the patents and the goodwill acquired with L-Tech Corporation.
Apart from the L-Tech goodwill there is a goodwill position amounting to CHF 2,892,000 from the acquisition of SEZ Japan Inc. A value in use calculation was performed for the Japanese market based on forecasted cash flows for the period from 2008 to 2012, assuming a market growing each year. A pre-tax discount rate of 15.5% for the semiconductor industry is used in this calculation adjusted for Japanese debt financing conditions. The results do not indicate any impairment of the goodwill from the acquisition of SEZ Japan Inc.
Group management does not believe that any reasonably possible change in key assumptions could lead to the carrying amount of goodwill exceeding the recoverable amounts; extraordinary events excluded.

Additions in the reporting year relate to property, plant and equipment in the amount of CHF 20,180,000, financial assets in the amount of CHF 366,000 and intangible assets in the amount of CHF 1,659,000. The additions to property, plant and equipment include no additions based on finance lease contracts. The additions to fixed and intangible assets in the cash flow statement therefore amount to CHF 18,699,000. The difference in the amount of CHF 3,140,000 refers to finished prototypes that have been transferred from current assets into non-current assets due to internal use.
Depreciation and amortization expenses in the amount of CHF 30,406,000 include depreciation of property, plant and equipment amounting to CHF 29,149,000 and amortization of intangible assets amounting to CHF 1,256,000. In the current year an impairment for property, plant and equipment amounting to CHF 1,883,000 has been recognized due to the closure of the laboratory in Japan.
The transfer in current year consist of assets amounting to CHF 4,965,000 that have been reclassified to assets held for sale within current assets as well as machines amounting to CHF 1,997,000 that have been reclassified to current assets.

14	Other financial assets
Other financial assets of CHF 2,714,000 include a 9 % minority interest in ICS Technology Co. Ltd., Taiwan (CHF 936,000) and other financial assets of CHF 1,778,000.
The fair market value of ICS Technology Co. Ltd. is determined by approximation to historical cost, as there are no prospective financial figures that would allow a reliable determination of fair value. The costs of acquiring the investments represent the lower limit for a fair value calculation based on the available financial statements of ICS Technology Co. Ltd. at December 31, 2007.

15	Inventories and work in progress

in CHF 1000	12/31/2007

Raw materials and production supplies	42,451
Valuation allowance on raw materials and production supplies	(2,830)
Work in progress	48,528
Valuation allowance of work in progress	(3,318)
Finished goods	6,163
Valuation allowance of finished goods	(3,600)

Total	87,394

16	Trade receivables

in CHF 1000	12/31/2007

Receivables from third parties	119,171
Valuation allowance	(59)

Total	119,112

As per 31 December 2007 no trade receivables have been pledged.
The movement in the allowance for individually impaired trade receivables was as follows:

in CHF 1000	2007

1 January	85
Change	(83)

31 December	2

The movement in the allowance for collectively impaired trade receivables was as follows:

in CHF 1000	2007

1 January	33
Change	24

31 December	57

The distribution of trade receivables by location of customers is as follows:

in CHF 1000	12/31/2007

Europe	9,806
USA	2,148
Japan	18,077
Asia-Pacific	89,140

Total	119,171

The aging of trade receivables at the reporting date was:

	12/31/2007	12/31/2007
in CHF 1000	Gross	Impairment

Not due	113,606	0
Due between 1 and 180 days	3,800	0
Due between 180 to 360 days	994	0
Due more than 360 days	771	57

Total	119,171	57

17	Other short-term receivables

in CHF 1000	12/31/2007

Receivables from tax authorities	8,481
Receivables from government grants	2,083
Receivables from third parties	2,575

Total	13,139

18	Financial investments
The financial investments in the amount of CHF 21,451,000 are held for trading purposes and include shares in investment funds, structured investment products and shares in listed companies. Financial instruments in the amount of CHF 17,856,000 are denominated in Euro, in the amount of CHF 2,226,000 in Swiss Franc and in the amount of CHF 1,369,000 in American Dollar and Japanese Yen. Financial investments of SEZ Holding AG in the amount of CHF 14,495,000 are pledged to secure long-term loans of SEZ AG, which amounted to CHF 24,836,000 on the balance sheet date.

19	Cash and cash equivalents

in CHF 1000	12/31/2007

Bank deposits	48,760
Fixed term deposits	149,165

Total	197,925

Cash and cash equivalents are generally available to the SEZ Group. CHF 27,220,000 of the balance is pledged in favor of bank deposits of group companies, amounting to CHF 2,153,000 on the balance sheet date. Fixed term deposits comprise Euro and Swiss Francs and were invested in the reporting year at interest rates between 2.22 % and 4.53%.

20	Equity
The capital reserves are subject to legal limitations on profit distributions of CHF 3,360,000. Treasury shares are deducted from equity at purchase price.
Consolidated retained earnings are subject to certain distribution limitations. A portion thereof are required to be distributed by Group companies to SEZ Holding AG before they become available for distribution by the General Meeting of SEZ Holding AG.
The currency translation differences are due to the foreign exchange rate fluctuations on the opening equity and the current profit of the Group’s foreign entities.
In the reporting year outstanding shares were as follows:

			Number of
	Number of	Number of	outstanding
	shares	treasury shares	shares

1 January 2007	16,786,747	0	16,786,747
Exercise of stock options:
- Capital increase from authorized shares	15,750	0	15,750
- Issue of treasury shares	0	0	0
Purchases	0	33,105	(33,105)

31 December 2007	16,802,497	33,105	16,769,392

21	Non-current provisions

	As of	Translation				As of
in CHF 100	1/1/2007	Differences	Consumption	Reduction	Addition	12/31/2007

Provisions for employee benefits	13,795	344	1,263	0	2,269	15,145

Total	13,795	344	1,263	0	2,269	15,145

The provisions for employee benefits consist of defined benefit obligations for settlements at termination of employment, anniversary bonuses and other defined contribution obligations.
Provisions for employee benefits are attributable to the following defined benefit and contribution plans:

in CHF 1000	12/31/2007

Defined benefit plans	14,654
Defined contribution plans	491

Total	15,145

The present value of the defined benefit obligation developed as follows:

in CHF 1000	2007

January 1	13,242
Current service cost	1,281
Interest cost	560
Actuarial loss	95
Translation differences	388
Benefits paid	(912)

December 31	14,654

Expense recognized in the income statement:

in CHF 1000	2007

Current service cost	1,281
Interest cost	560

Total	1,841

The expense is included in the following income statement positions:

in CHF 1000	2007

Cost of goods sold	617
Research and development expenses	597
Sales and marketing expenses	260
Administration expenses	367

Total	1,841

Actuarial losses recognized directly in equity:

in CHF 1000	2007

Accumulated amount at January 1	(4,989)
Amount recognized during the reporting period	(95)

Accumulated amount at December 31	(5,084)

Principal actuarial assumptions:

2007

Discount rates	5.25%
Expected rates of salary increases and inflation	4.25%
Retirement age
for women	56.5 to 60 years
for men	61.5 to 65 years

Provisions for defined benefit plans fully cover actuarial liabilities. There are no plan assets to cover the expected future benefits obligations. Actuarial losses relate to profit based salary components and the change in the underlying discount rate.
In the reporting year 2007 there was no legal requirement for the separation of assets associated with employee benefit plans.
Expenses in connection with the defined contribution plans amounted to CHF 1,781,000.

22	Net financial assets
Non-current debt

in CHF 1000	12/31/2007

Due to banks	28,116
Leasing	20,966
Non current loans from supporting institutions	5,849

Total non-current debt, net of current portion	54,931

Thereof debt due after more than five years: CHF 13,810,000.
Current debt

in CHF 1000	12/31/2007

Due to banks	2,153
Current portion of non-current debt	4,224

Total current debt	6,377

Thereof leasing: CHF 2,419,000

Total debt	61,308

Less cash and cash equivalents and financial investments	(219,376)

Net financial assets	158,068

Non-current debt due to banks includes CHF 27,733,000 denominated in Euro and CHF 383,000 denominated in Swiss Francs. The debt due to banks denominated in Euro is subject to the following conditions: from January 1, 2009 and July 2010 respectively it must be repaid in 6 half-year installments. The subsidized interest rate is 1% during the periods the loan is not amortized and 1.5% afterwards. The debt due to banks denominated in Swiss Francs is subject to the following conditions: it must be repaid in half-year installments by June 30, 2009 latest with an interest rate of 3.25% p.a.
The short-term debt due to banks is denominated in different currencies and is subject to conditions usual in the market. Regarding future investment activities the available funds have been mainly invested on a short-term basis. Financial income and expense therefore mainly depend on short-term interest rate fluctuations.
The carrying value of buildings held under finance leases is reflected in the schedule of movements in non-current assets. The breakdown of the future lease payments is as follows:

			Present value
	Minimum lease		of minimum
As of December 31, 2007	payments at		lease
in CHF 1000	balance sheet date	Finance costs	payments

Within one year	2,522	103	2,419
In the first to second year inclusive	2,521	232	2,289
In the second to third year inclusive	2,518	353	2,165
In the third to fourth year inclusive	2,516	468	2,048
In the fourth to fifth year inclusive	2,507	577	1,930
After the fifth year	19,257	6,722	12,535

Total	31,841	8,455	23,386

The lease agreements contain interest rate adjustments at the beginning of each interest period based on the 6 month EURIBOR plus a premium of 0.68 to 0.90 percentage points. This interest rate has been used for the calculation of the present value of minimum lease payments. For the next five years future minimum lease payments under operating lease arrangements amount to CHF 4,006,000, thereof CHF 1,964,000 are due in 2008. Total operating lease expenses incurred during the reporting year amount to CHF 2,675,000.

23	Current provisions
Current provisions developed as follows:

	As of	Translation			As of
in CHF 1000	1/1/2007	differences	Use	Addition	12/31/2007

Warranty provisions	5,968	129	5,727	7,828	8,197

Total	5,968	129	5,727	7,828	8,197

Warranty provisions cover guarantee risks from defective products.

24	Other current liabilities

in CHF 1000	12/31/2007

Employee related liabilities	13,653
Payables to tax authorities	1,754
Other liabilities to third parties	19,487

Total	34,894

25	Not used

26	Contractual commitments

in CHF 1000	12/31/2007

Fixed assets	1,145
Intangible assets	174

Total	1,319

27	Related parties
Related parties include executive officers, members of the board of directors and significant shareholders as well as companies controlled by these parties.
Board of directors’ remuneration includes a fixed payment and a performance-based payment. In the past a fixed number of SEZ Holding AG stock options have been granted. Additional cash payments are made for special engagements based on hours incurred.
The following total compensation accounted for on an accrual basis has been granted to members of the board of directors and management:

in CHF 1000	2007

Salaries and profit sharing	4,407
Long-term due benefits	372
Employee benefits	353

Total personnel expenses	5,132

The following cash payments (salaries and profit sharing) were made to the members of the board of directors and management:

in CHF 1000	2007

Non-executive members of the board of directors	434
Executive members of the board of directors and management	7,038

Total	7,472

In the reporting year no stock options have been granted to the board of directors and management. Members of the board of directors and management hold the following stock options from prior business years:

Numbers of	Number	Number	Number	Number of
stock options	granted	exercised	expired	stock options
outstanding at	in	in	in	outstanding at	Exercise
12/31/2006	2007	2007	2007	12/31/2007	price	Exercise period

25,500	0	0	0	25,500	19.80	11/1/2003- 10/31/2008

25,500	0	0	0	25,500

Members of the board of directors of the Austrian subsidiaries receive a fixed payment in the total amount of CHF 49,000.
The law firm Meyer Lustenberger, in which Dr. Thomas Lustenberger, member of the board of directors of SEZ Holding AG, is one of several partners, charged CHF 197,000 for legal advisory services, especially in connection with the acquisition of SEZ Holding AG by Lam Research Corporation.
As of year-end, there were no receivables or payables due from or to related parties, respectively. During the reporting year there were no other significant transactions with related parties.

28	Loss per share

		2007

Basic loss per share	CHF	(0.20)
Diluted loss per share	CHF	(0.20)

Consolidated net loss	CHF 1000	(3,338)

Weighted average of shares outstanding	shares	16,797,185
Adjustment for treasury shares	shares	(13,794)

Weighted average number of shares outstanding after adjustment for treasury shares	shares	16,783,391

Diluted weighted average number of shares outstanding	shares	16,783,391

Issued stock options of 51,942 could dilute basic earnings per share in the future, but were not included in the calculation of diluted loss per share because they are antidilutive for 2007.

The dilutive effect is based on stock options issued at balance sheet date and considers effects, which could arise from a potential exercise of options into shares of the Group. Refer to note 29 regarding the development of stock options issued.
In the reporting year treasury shares created out of conditional capital are included in the weighted average outstanding shares from the date of issue.
The conditional capital disclosed in note 4 to the financial statements of SEZ Holding AG does not have any dilutive effect as of December 31, 2007.

29	Stock options
The recognition principles in IFRS 2 do not apply to the outstanding stock options granted in connection with compensation plans as they were granted prior to November 2002.
Stock options that have been granted to certain employees, members of the management board and board of directors were issued with the following terms:

Numbers of
stock
options	Number	Number	Number	Number of
outstanding	granted	exercised	expired	stock options
at	in	in	in	outstanding	Exercise
12/31/2006	2007	2007	2007	at 12/31/2007	price	Exercise period

17,000	0	(7,000)	(2,000)	8,000	31.55	1/1/2002 - 12/31/2008

125,941	0	(8,750)	(3,020)	114,171	19.80	11/1/2003-10/31/2008

142,941	0	(15,750)	(5,020)	122,171

The following expenses from the issue of SEZ shares have been debited to equity, as the existing share plans are exempted from recognition in the income statement due to the transitional requirements in IFRS 2.

	Number of	2007
	shares	CHF 1000

Exercise of stock options	15,750	224

	15,750	224

The average share price at the time of the exercise of stock options in the reporting year was CHF 39.75.

30	Financial risk management

30.1	General
Financial risks associated with existing assets and liabilities are reported to and monitored centrally by the SEZ Group. Derivative financial instruments are mainly used to economically hedge foreign currency exposure.
The Group’s risk management policies are established to identify and analyze the risks faced by the Group, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group’s activities. The Group, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligations.
Following sections provide an overview of the extent of individual risks as well as goals, principles and processes implemented for measurement, monitoring and hedging the financial risks as well as on capital management of the Group. Further information on financial risks is included in remaining notes.

30.2	Credit risk
The credit risk is the risk of suffering financial loss if a customer or counterparty of a financial instrument fails to meet its contractual obligations.
As of December 31, 2007 approximately 52 percent of the Group’s trade receivables are due from three customers, which lead to a concentration of credit risks. Due to the absence of any historical default of payment or other known credit risks of these customers, no allowance has been recognized in this context.

The Group’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. The credit policy contains a judgment of the creditworthiness of each customer considering their financial situation as well as past experience and other factors. In the course of monitoring the credit risk, customers are classified according to their risk grading. The risk grading of all existing customers is reviewed annually.
No guarantees or other commitments have been granted that would lead to an increase of credit risk beyond the carrying amounts.
The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:

in CHF 1000	2007

Trade receivables	119,112
Other current receivables (without receivables from public authorities)	2,575
Cash and cash equivalents	197,925

Total	319,612

30.3	Liquidity risk
The liquidity risk is the risk that SEZ is unable to meet its financial obligations at maturity.
The table below shows the contractual maturities of financial liabilities held by SEZ, including estimated interest payments:

						More
December 31, 2007	Booking	Contractual	1-6	6-12	1-5	than 5
in CHF 1 000	value	cash flows	months	months	years	years

Non-current debt	33,964	35,278	0	0	33,208	2,070
Non-current leasing liability	20,966	29,319	0	0	10,062	19,256
Trade payables	13,052	13,052	13,052	0	0	0
Current debt	3,958	4,459	3,306	1,153	0	0
Current leasing liability	2,419	2,522	1,261	1,261	0	0
Other current liabilities	31,946	31,946	31,946	0	0	0
Accrued expenses	2,647	2,647	2,647	0	0	0

Total	108,952	119,223	52,212	2,414	43,270	21,326

30.4	Market risk
The market risk is the risk that changes in market rates and prices, as exchange rates, interest rates or share prices, may have an impact on the consolidated net profit and/or the market value of financial instruments held by SEZ.
The aim of managing such market risks is to monitor and control these risks in order to ensure that they do not exceed a defined limit.
a) Foreign currency risks
Owing to its international activities, SEZ is exposed to currency risks. These financial risks occur in connection with transactions, in particular the purchase and sale of goods, which are effected in currencies different from the functional currency of the company in question. The Group also uses foreign currency forward contracts and foreign currency option contracts for trading purposes.

The table below shows the maximum foreign exchange risks from financial instruments in which the currency involved is different than the functional currency of the subsidiary which holds these financial instruments:

December 31, 2007	CHF 1000	USD 1000	JPY 1000	EUR 1000

Trade receivables due from third parties	0	8,151	0	266
Trade receivables due from group companies	0	0	272,630	3,713
Other receivables	0	187	695	11
Cash and cash equivalents	4	3,611	145,054	12,856

Non-current debt	(1,393)	0	0	0
Trade payables due to third parties	0	(1,394)	(53,500)	(7)
Trade payables due to group companies	(1,028)	(1,207)	(143,189)	(2,203)
Accrued expenses	(13)	(208)	0	0

Foreign exchange forward contracts	0	45	4,783	0

Total currency exposure	(2,430)	9,185	226,473	14,636

As of December 31, 2007 the following derivatives exist:

				Positive	Negative
				market	market
				value in	value in
				CHF 1000	CHF 1000
Activity	Currency	Amount	Maturity	12/31/2007	12/31/2007

Foreign exchange forward contracts
Buy EUR/ Sale USD	USD 1000	4,833	up to 1 month	50	0
Buy EUR/ Sale JPY	JPY 1000	409,630	up to 1 month	48	0

Total				98	0

A reasonably possible change of the following currencies at the balance sheet date would have increased (decreased) equity and profit or loss by the amounts shown below:

As of December 31, 2007
in CHF 1000	CHF/USD	CHF/JPY	CHF/EUR	USD/JPY	USD/EUR	JPY/EUR

Change in exchange rates by	5%	5%	5%	5%	5%	5%
Positive effect on income statement	48	3	571	1	458	212

Negative effect on income statement	(48)	(3)	(571)	(1)	(508)	(229)

For loans that are subject of the Net Investment Approach a change in currencies by 5 % would have resulted in an increase/decrease of consolidated equity by CHF 4,163,000.
b) Interest rate risks
The interest rate risk comprises the interest cash flow risk (the risk of fluctuating interest payments due to changes in market conditions) and the interest price risk (the risk of fluctuating fair values due to changes in market conditions).
Interest-bearing financial instruments are mainly cash and short and long term financial liabilities.
In the reporting period the finance lease contracts for leased buildings in Austria had a variable interest rate based on the 6 month EURIBOR. These financing costs therefore depend on the interest rate development. No interest related derivative contracts existed in the reporting year.
Fair value sensitivity analysis for fixed rate instruments
No changes in the fair value of fixed rate instruments (fixed term deposits and debt) are recognized in profit and loss. Therefore a change in interest rates would not affect profit and loss.
Cash flow sensitivity analysis for variable rate instruments
An increase in interest rates for finance leasing by 2 basis points would have increased the loss by CHF 468,000. An opposite change in interest rates would have had the equal but opposite effect on the loss, on the basis that all other variables remain constant.

c) Market price risk
SEZ is exposed to the market price risk through its minority investment in ICS Technology Co. Ltd. Taiwan, the other financial assets as well as its investment in investment funds, structured products and shares of listed companies that are held for trading.
The carrying amount of financial instruments, that are exposed to the market price risk amounts to CHF 21,400,000.
An increase in market prices by 2 percent would have decreased the loss by CHF 428,000 and equity by the corresponding amount, due to the fact, that all changes are recognized in profit and loss. An opposite change in market prices would have had the equal but opposite effect on profit and loss and equity, on the basis that all other variables remain constant.
30.5 Fair Values
The carrying amounts of cash, securities, other financial assets, other short-term receivables, trade receivables, prepaid expenses and accrued income, short term liabilities and finance lease liabilities are equivalent to their fair values, for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction.

30.6	Categories of financial instruments
The carrying amounts of each category of financial instruments, as defined in IAS 39, are as follows:

12/31/2007
in CHF 1000	Carrying amount

Available for sale investments
Investments	5
Other financial assets	2,714

Total available for sale investments	2,719

Loans and receivables
Cash and cash equivalents	197,925
Trade receivables	119,112
Other short-term receivables	2,575

Total loans and receivables	319,612

Financial assets classified as held for trading
Derivative financial assets	98
Securities	21,451

Total financial assets held for trading	21,549

Financial liabilities measured at amortized costs
Long term financial liabilities	33,964
Long term finance lease liabilities	20,966
Short term financial liabilities	3,958
Short term finance lease liabilities	2,419
Trade payables	13,052
Other short term liabilities	31,946
Accrued expenses	2,647

Total financial liabilities measured at amortized costs	108,952

30.7	Capital management
The capital managed by SEZ consists of the consolidated equity. SEZ has set the following goals for the management of its capital:

-	maintaining a helthy and sound balance sheet structure

-	ensuring the necessary financial scope for future investments, product innovations and research activities

-	achieving a return for investors that is appropriate for the risk
SEZ monitors the equity by key figures equity ratio and return on equity. The equity ratio equates to equity as a percentage of total assets. Return on equity is obtained by measuring net profit as percentage of average equity. These ratios are reported to the management board and board of directors regularly by internal financial reporting. SEZ pursues a solid balance sheet with a high equity ratio in order to be able to finance future investments and expenditures for research and development. As a medium term goal SEZ has defined a return on equity of 10%.
The ratios are shown in the table below:

in CHF 1000	2007

Equity attributable to shareholders of SEZ Holding AG	437,119
Total assets	576,734
Equity ratio in %	76%

Average equity	440,855
Net (loss) profit	(3,338)

Return on equity in %	negative

SEZ does not have any financial covenants with minimal capital requirements.

31	Subsequent events
There are no events subsequent to the closing date, which would require an adjustment of the carrying values of assets and liabilities.
On December 11, 2007 the board of directors of SEZ Holding AG announced that a binding transaction agreement had been signed with Lam Research Corporation (“LAM”), headquartered in Fremont, California (USA). The agreement stipulated that LAM submit a public offer for all outstanding shares of SEZ Holding AG at a price of CHF 38 per registered share. On February 12, 2008 SEZ Holding AG published that LAM has declared the public tender offer successful. At the end of the additional offering period on February 26, 2008, 15,954,204 registered shares (including outstanding stock options) had been tendered, corresponding to 94.26 percent of all issued SEZ shares and all SEZ shares that could be created through the exercise of all outstanding employee stock options. On March 11, 2008 Lam completed the acquisition.

32	Approval of the consolidated financial statements
The consolidated financial statements were authorized for issue by the Board of Directors on May 27, 2008.